QuickLinks -- Click here to rapidly navigate through this document

Exhibit 15.1

May 19, 2003

The Board of Directors and Stockholders of Rigel Pharmaceuticals, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-3) of Rigel Pharmaceuticals, Inc. for the distribution of subscription rights and the issuance of 15,625,000 shares of its common stock upon the exercise of such subscription rights, and in the related prospectuses contained in such Registration Statement of our report dated April 21, 2003, relating to the unaudited condensed interim financial statements of Rigel Pharmaceuticals, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2003, filed with the Securities and Exchange Commission.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of section 7 or 11 of the Securities Act of 1933.

Very truly yours,

/s/ ERNST & YOUNG LLP

QuickLinks

  Exhibit 15.1